Exhibit 10.28.1

AMENDED AND RESTATED LEASE AGREEMENT

THIS AMENDED AND RESTATED LEASE AGREEMENT (the “Lease”) is made and entered into as of the 1st day of November, 1994,  by and between ALHAMBRAI ROYALE, a California limited partnership (hereinafter referred to as  “Landlord”) and JERRY AGAM, an individual, and PACIFICA MANOR, INC., a California corporation (hereinafter collectively referred to as “Tenant”), and is made with reference to the following facts and objectives:

A.  Landlord and Tenant have heretofore entered into a Lease Agreement, dated May 1, 1987, for the Premises; which prior Lease Agreement was amended by that certain Amendment of Lease Agreement, dated October 16, 1989 (the prior Lease Agreement, as thus amended, is hereinafter collectively referred to as the “Prior Lease”). The parties desire to fully amend and restate the Prior Lease with this Lease; and, upon execution of this Lease, the Prior Lease shall be terminated and of no further force and effect.

B.  Landlord owns the “Premises” hereinafter described, together with the fixtures and equipment therein.

C.  Tenant is experienced in the management and operation of residential care facilities for the elderly [as defined in California Health and Safety Code, Division 22, Chapter 23.2, S1569.2].

D.  Tenant desires to lease the Premises and personal property from Landlord pursuant to the provisions of this Lease, for the purpose of operating a residential care facility for the elderly.

E.  Landlord is entering into this Lease in reliance upon the particular skills, knowledge and experience of Tenant in the operation of  residential care facilities for the elderly.

NOW, THEREFORE, for and in consideration of the foregoing Recitals and the terms, covenants and conditions of this Lease, and for good and valuable consideration, the sufficiency of which is acknowledged by all parties, the parties agree as follows:

1.	PREMISES

    Subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain real property described in Exhibit “A” attached hereto, which is improved with and currently licensed and operating as a one hundred seventy-four (174) bed residential care facility for the elderly, and certain personal property located thereon, or hereafter located thereon (collectively, the “Premises”). The Premises is located at 1 East Commonwealth, Alhambra, Los Angeles County, California, and is commonly known as Alhambra Gardens.

2.	TERM

   The term of this Lease (the “Term”) shall be for seventeen (17) years and six (6) months, commencing on November 1, 1994, and terminating on April 30, 2012.

3.	RENT

3.1  Tenant shall pay to Landlord a monthly rent during each month of the Term, without deduction, setoff, prior notice or demand, as follows:

3.1.1    Subject to Section 3.2 below, the monthly rent for the initial two (2) years and six (6) months of the Term, through April 30, 1997, shall be Twenty-Nine Thousand Nine Hundred Twenty Dollars ($29,920.00).

3.1.2     Commencing  on  May 1, 1997, and thereafter on the yearly anniversary date of such date throughout the remainder of the Term, the monthly rental shall increase, but never decrease, as calculated on the basis of the Consumer Price Index, All Urban Wage Earners and Clerical Workers, All Items, published by the U. S. Department of labor. Bureau of Statistics for the Los Angeles/Long Beach/Anaheim Metropolitan Area (the “Index”), as follows:

(a) The Index published as of April 1, 1996, shall be considered the “Base Index”;

(b) The monthly rental shall be adjusted upward, but not downward, by an amount equal to sixty percent (60%) of the increase, if any, in the Index as of the last month prior to such adjustment over the Base Index (for instance, for the adjustment to occur on May 1, 1997, the Base Index would be compared to the Index for April 1, 1997); provided, however, the monthly rent shall not increase in any lease year by more than four percent (4%) nor less than two and one-half percent (2-1/2%).

If at the time of any such adjustment of the monthly rental, the Index shall not exist in the same format described above, the Landlord shall reasonably substitute any official index published by the Bureau of Labor Statistics, or successor agency, as may then be in existence and most nearly equivalent thereto.

3.2  The parties agree that the monthly rant for the initial one (1) month of the Term, due November 1, 1994, shall be deferred; that is, not payable on its usual due date, but rather paid to Landlord in sixty (60) monthly payments of Four Hundred Ninety-Nine Dollars ($499.00) each, commencing on January 1, 1995, and ending with the payment on December l, 1999. Each such payment shall be deemed additional rent, in addition to monthly rent and all other sums due under this Lease.  Tenant covenants that it shall expend such deferred rent amount for capital improvements to the Premises; which expenditures shall be approved in advanced by Landlord in its reasonable discretion and shall be accounted for in writing by Tenant to Landlord.  This one time deferral shall include only the deferral of the monthly rent, not the deferral of additional rent, impound payments or other sums due under this Lease for November l, 1994 or any other date.

3.3  The monthly rent is due and payable on the first (1st) day of each month, commencing on the first (1st) day of the month in which the Term commences. If the Term commences on a day other than the first (1st) day of a month, monthly rent for such partial month shall be prorated at the rate of l/30th of the monthly rent per day.

3.4  All rent shall be paid to Landlord at 5150 Overland Avenue, Culver City, California 90230,  or at such other address as may be designated by Landlord from time to time in writing to Tenant.

3.5  Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs net contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance(s) affecting the Premises. Therefore, if any installment of rent is not received by landlord within ten (10) days after its due date, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder, at law or in equity.

3.6 The monthly rent provided in this Lease shall be in addition to all other payments to be made by Tenant as provided herein. It is the purpose and intent of Landlord and Tenant that the Monthly rent provided herein shall be absolutely net to Landlord, so that this Lease shall yield net to Landlord the monthly rent specified in this Lease in each month during the Term. Except as otherwise expressly provided herein, Landlord shall, have no obligation or Liability to pay any amounts in connection with the ownership, operation and/or management of the Premises, or any part thereof, whether for real or personal property taxes, or insurance premiums of any kind, or maintenance or costs of repair of any kind, including structural or exterior maintenance, or license fees. Excluding encumbrances for which Landlord is liable, if any, all costs and expenses including, without limitation, taxes, assessments, insurance premiums, utilities, maintenance and repair (capital and ordinary), restore, license fees and obligations of every kind and nature whatsoever relating to the use and/or management of the Premises by Tenant which may accrue or become due during or out of the Term shall be paid by Tenant and Landlord shall be indemnified and saved harmless by Tenant from and against the same.

4.  REAL ESTATE AND PERSONAL  PROPERTY  TAXES

In addition to all rentals herein reserved, the Tenant shall pay the real estate taxes, levies and assessments imposed, levied upon or assessed against the Premises for each year of the Term. Said taxes shall be payable in full within thirty (30) days after receipt by Tenant of a statement in writing from Landlord setting forth the amount of taxes and assessments due under this Section. The term “real estate taxes” as used herein shall be deemed to mean all taxes imposed upon the real property and permanent improvements, and all assessments levied against the Premises, but shall not include personal income taxes, inheritance taxes or franchise taxes levied against the Landlord.

During the Term, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property contained in the Premises.

Upon the commencement of the Term, an impound account for the payment of real estate taxes shall be established and maintained by Landlord, as set forth below. Concurrent with each payment of monthly rental and in addition thereto, Tenant shall pay to Landlord’s a sum (the “Funds”) equal to one-twelfth (1/12) of the yearly real estate taxes and assessments, as may be adjusted from time to time. Any funds received by Landlord shall be held in an institution chosen by Landlord, in its sole discretion, provided the deposits of which are insured by a federal or state agency. Landlord shall be permitted to commingls the Funds with its own funds or the funds of other tenants of Landlord, as Landlord shall determine in its sole discretion. Landlord shall apply the Funds to pay the real estate taxes for the Premises; provided Landlord shall only be obligated to make such payment of Funds to the extent that Tenant pays the Funds to Landlord. Landlord shall not charge for the holding or handling of Funds. Landlord shall pay interest on the Funds actually held by Landlord based upon a rate equal to the then-existing average interest rate for thirty (30) day certificates of deposit as published by the Wall Street Journal. The prompt payment of the Funds shall be a material covenant of Tenant under this Leasea,  and shall constitute additional rent hereunder. Landlord shall provide to Tenant an annual accounting of the Funds showing credits and debits to the Funds and the purpose for which each debit to the Funds was made. If the amount of the Funds held by Landlord, together with the future monthly installments of Funds payable prior to the due dates of real estate taxes, shall exceed the amount required to pay said real estate taxes as they fall due, at Landlord’s option, such excess shall either be repaid to Tenant or credited to Tenant on monthly installments of Funds. If the amount of the Funds held by Landlord shall be insufficient to pay real estate taxes, as they fall due, Tenant shall immediately pay to Landlord any amount necessary to make up the deficiency in one or more payments, as Landlord may require. In the event that the Premises is transferred by Landlord to another party, which transfer results in an increase in the real estate taxes, Tenant shall not be responsible for the payment of such additional real estate taxes. Notwithstanding the foregoing, the initial impound payments by Tenant, commencing November 1, 1994, shall be utilized for the second (2nd) installment payment of real estate taxes for 1994-95, and, in addition thereto, Tenant shall be responsible for the timely payment of the first (1st) installment payment of real estate taxes for 1994-95 directly to the applicable taxing-agency.

5. USE

5.1  Tenant shall use the facility for a residential care facility for the elderly, and for no other use without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion.

5.2  Tenant’s use of the Premises as provided in this Lease shall be in accordance with the following:

5.2.1  Tenant shall not do, bring or keep anything in, or about the Premises that will cause a cancellation of any insurance covering the Premises, and Tenant shall comply with all requirements imposed by any such insurance company.

5.2.2  Tenant shall cause the Premises to be and remain licensed and certified by the applicable state and/or local governmental agencies as a licensed residential care facility for the elderly, and shall maintain such license(s)  and certifications during the Term. At Tenant’s sole expense, Tenant shall cause the Premises to conform to the requirements and provisions as the licensed facility including, without limitation, the obligation at Tenant’s sole cost to alter, maintain, replace or restore the Premises or any part thereof in compliance and conformity with all laws relating to the condition, use or occupancy of the Premises as the licensed facility during the Term.

5.2.3  Tenant shall not use the Premises in any manner that will constitute waste, nuisance to the Premises, or cause unreasonable annoyance to owners or occupants of adjacent properties.

5.2.4  Tenant shall not do anything on the Premises that will cause damage to the Premises or any part thereof. No machinery, apparatus or other appliance shall be used or operated in, on or about the Premises that will in any manner injure the Premises or any part thereof.

5.2.5  Tenant shall pay all payrolls promptly when due respecting all personnel at the Premises and shall file all governmental reports required pursuant thereto (including, without limitation, payroll tax returns), and shall pay such taxes promptly and before delinquency.

5.2.6 Tenant shall not release, use, generate, manufacture, store or dispose of on, under or about the Premises or transfer to or from the Premises any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials (collectively “hazardous substances”). There is excluded from this prohibition hazardous substances of the type commonly used in residential care facilities for the elderly in California, subject to the condition that they are used, stored, and disposed of in accordance with applicable laws.  As used in this Lease, hazardous substances shall include, but not be limited to, substances defined as “hazardous substances,” “hazardous materials,” or  “toxic  substances”  in  the  Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource conservation and recovery Act, 42 U.S.C. Section 5901, et seq.; the Clean Water Act, 33 U.S.C. Section 466 et seq.; the Safe Drinking Water Act, 14 U.S.C. Section 1401, et seq.; the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. Section 7401, et seq., as amended; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Occupational Safety and Health Act (“OSHA, 29 U.S.C. Section 651, et a seq.; California Environmental Quality Act, Pub. Res. Code Section  21000, et seq.; Carpenter Presley-Tanner Hazardous Substance Account Act, Health and Safety Code Section 25300, et seq.; Hazardous Waste Control Law, Health and Safety Code Section 25100, et seq.; Porter-cologne Water Quality Control Act, Water Code Section 13000, at seq.; Hazardous Waste Disposal Land Use Law, Health and Safety Code Section 25220, et seq.; Safe Drinking Water and Toxic Enforcement Act of 1986 (“Prop 65”), Health and Safety Code Section 25249.5, et seq.; Hazardous Substances Underground Storage Tank Law, Health and Safety Code Section 25280, et seq.; Air Resources Law, Health and Safety Code Section 39000, et seq., Hazardous Materials Release Response Plans and Inventory, Health and Safety Code Sections 25500-25541; Toxic Pits Cleanup Act, Health and Safety Code Section 25208, et seq.; and those materials and substances of a similar nature regulated or restricted under any other laws of the United States, the state of California or any other governmental agency having jurisdiction over the premises now existing or hereafter adopted, and in regulations adopted and publications promulgated pursuant to said laws.

5.2.7  Tenant shall comply with, and the leasehold created by this Lease is subject to, all covenants, conditions, restrictions, easements and rights of way affecting the Premises.

5.2.8  Tenant shall furnish any bond which may be required by law in connection with residents’ trust funds and the accounting therefore. Tenant shall be fully responsible for such trust funds, and agrees to indemnify and hold harmless Landlord from any lass regarding same.

6. ALTERATIONS

Tenant shall not make, or suffer to be made, any alterations of the Premises, or any part thereof, without the prior written consent of Landlord, and any additions to, or alterations of the Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord.

7. MAINTENANCE AND REPAIRS

7.1 Except as provided in Section 7.2 below, Tenant shall, during the Term, at its sale cost and expense, keep in good repair and maintain the entire Premises in good, clean working order, condition and repair including, without limitation, the structural portions of the building and improvements thereon, the interior and exterior thereof, plate glass, wiring, plumbing, heat and air conditioning units, the parking and service areas, the landscaping, the approaches thereto and appurtanances thereof, including all adjacent sidewalks and allays, Except as provided in section 7. 2 below, Tenant's obligation to maintain the Premises shall specifically include, without limitation, the obligation to make any and all repairs and to repaint and/or re-stain all painted areas as required. Landlord shall not have any responsibility to maintain the Premises or any part thereof including, without limitation, any structural maintenance, repair, replacement or restoration. Tenant waives all rights under any laws which may provide for Tenant's right to make repairs and to than deduct from rents the expenses of such repairs.

7.2  Except as provided in Section 7.3 below. Landlord shall, during the Term, at its sole cost and expense, keep in good repair and maintain the roof and exterior surface of the Premises in good condition and repair. Landlord’s obligations for maintenance and repair shall be limited to the particular obligations of this Section 7.2; all other maintenance and repair obligations relating to the Promises shall belong to Tenant under Section 7.1 above. Landlord’s obligation to maintain the exterior surface of the Premises shall include, without limitation, the obligation to make any and all repairs and to repaint and/or restain, as applicable, the painted portions of the exterior surface.  Upon the occurrence of the events described in Section 7.3 below, all obligations of Landlord hereunder shall shift to Tenant.  In the event that Tenant becomes aware of the need to repair the roof and/or exterior surface of the Premises (prior to the assumption by Tenant of the responsibility for maintenances of the roof pursuant to Section 7.3 below), Tenant shall notify Landlord in writing of the specific details of such need (a).  In the event that Landlord fails to repair, or commence to repair (and prosecutes diligently to completion), such needs within ten (10) days after receipt of the written notice, and damages are thereafter suffered to the Premises and/or Tenant’s personal property as the direct and consequential result of such failure to repair, then Landlord shall be liable to Tenant for the amount of such damages which exceed Tenant’s recovery of insurance proceeds for such damage. Such damage shall be subject to reasonable proof and verification being provided to Landlord. The foregoing shall represent Landlord’s only potential area of liability for maintenance and repair of the Premises under this Lease.

7.3  Landlord shall have the option, in its sole discretion and at its sole cost and expense, to re-roof the Premises and/or to repaint the exterior of the Premises. In the event that Landlord causes such work to be performed during the Term, then immediately thereafter and throughout the remainder of the Term, Tenant shall assume, at its sole coat and expense, the obligation to keep in good repair and maintain the roof and/ or the exterior surface of the Premises, respectively, along with and in comparable condition with other portions of the Premises as required of Tenant in Section 7.1 above. upon such assumption: (a) Landlord’s obligation to repair and maintain the roof and/or exterior surface of the premises under Section 7.2 above shall cease and terminate and (b) Landlord shall cause to be assigned to Tenant any applicable warranty for all the new roof.

7.4  Tenant shall, at its sole cost and expense, during the Term, keep and maintain all the personal property including furniture, fixtures and equipment, in good working order, condition and rapair. Tenant shall have the right to install on the Premises any and all equipment and fixtures which Tenant desires to install thereon and which are necessary or convenient to Tenant’s use of the premises as permitted herein; without the consent of Landlord. All such property so installed by Tenant shall remain Tenant’s property (other than replacements for personal property as provided below) and, provided Tenant is not in default hereunder, may be removed by Tenant as provided in this Lease. Tenant shall not remove any personal property owned by Landlord which was leased to Tenant as part of the Premises and/or replacements thereof or any part thereof from the Premises, without the prior written consent or Landlord. Tenant shall purchase and replace with substitutes of equal or higher quality any worn out or broken items of personal property required to be on the Premises for continued licensing and/or certification as the same may occur from time to time throughout the Term at Tenant’s sole cost, and expense. Such items being replaced by Tenant shall become the property of Landlord. Tenant agrees, upon written request from Landlord, to execute any and all documents necessary to assist Landlord to fully evidence Landlord’s ownership of the personal property.

7.5  Tenant shall, throughout the Term of this Lease, make all repairs, alterations, replacements and additions to the Premises required by law and/or as necessary to obtain and maintain licensing and certification as a licensed residential car facility for the elderly.

7.6  By entering upon the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair.

8.  COMPLIANCE WITH LAWS

Tenant shall, at his sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force or which may hereafter be in force pertaining to the use of the Premises, and shall faithfully observe in said use all municipal ordinances and State and Federal statutes now in force or which shall hereinafter be in fores. The judgment of any court of competent jurisdiction, the ruling of any administrative proceeding, or the admission of Tenant, in any action, or proceeding against Tenant, Whether Landlord be a party thereto or not, that Tenant has violated any such regulation, order or statute in said use, shall be conclusive of that fact as between the Landlord and Tenant. It is agreed and understood by and between Landlord and Tenant that, in order to conduct the business proposed far the Premises, the Stats of California shall issue and be responsible for renewing a license to allow Tenant to conduct a residential care facility for the elderly. In the event of the cancellation or rescinding of said license, Tenant agrees that this action shall constitute a material default under this Lease.

9.  INDEMNIFICATION OF LANDLORD

Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives and releases all claims against Landlord for damage to personal property in, upon or about the Premises and for injuries to any and all persons in or about the Premises, from any cause arising at any time.

Tenant hereby agrees to indemnify and hold harmless Landlord and its partners, agents, successors, heirs and assigns from and against any and all damage or injury to any person, or personal property of any person, arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair as herein provided.

Except as provided in Sections 10.3 and 10.4 below, Tenant furthermore agrees to indemnify and hold harmless Landlord and its partners, agents, successors, heirs and assigns from and against any and all from and against any and all loss, damages, claims, causes of action and/or awards incurred, directly or indirectly, by reason of any damage to the Premises, any personal property thereon or any person during the Term for any reason,  other than the intentionally tortious conduct of Landlord.

10.  INSURANCE

10.1    During the entire Term, the Tenant shall, at its sole cost and expense, but for the mutual benefit of Landlordand Tenant, maintain general public liability insurance against claims for personal injury, death, or property damage occurring in, upon or about the Premises and on any sidewalks directly adjacent to the Premises.  The limitation of liability of such insurance shall be not less than One Million Dollars ($1,000,000) in respect to injury or death. of one person and to the limit of not less than Two Million Dollars ($2,000,000.00) in respect to any one accident and to the limit of not less than Five Hundred Thousand Dollars ($500,000.00] in respect to property damage. All such policies of insurance shall be issued in the name of Tenant and Landlord and for the mutual and joint benefit and protection of the parties, and such policies of insurance or copies thereof shall be delivered to the Landlord. Each insurance policy shall provide that such policy cannot be canceled, modified or reduced in scope without thirty (30) days’ prior written notice to Landlord and to any superior lessor, mortgagee or trust deed holder of whom the insurer has been notified in writing.

10.2     During the entire term. Tenant shall, at its cost and expense, maintain fire a and extended coverage insurance throughout the Term of this Lease in an amount equal to the replacement value of the Premises (exclusive of foundation and excavation costs) of the building and improvements hereby demised, as determined by Landlord in its sole discretion, The proceeds of said policy shall be payable to Landlord and Tenant as their respective interests may appear. Tenant agrees that upon Landlord’s request, it will procure a mortgagee’s loss payable endorsement to said policy, provided that any policy proceeds paid to such mortgagee shall be available for reconstruction in accordance with the terms of this Lease. It is further understood and agreed that Tenant hereby waives any right of recovery from Landlord, its officers or employees for any loss or damage (including consequential loss resulting from any of the perils insured against in the standard form fire insurance policy with extended coverage endorsement.

10.3     In the event that the Premises are damaged or destroyed by fire or other casualty, but the Premises not thereby rendered untenantable in whole or in part, Landlord shall cause such damage or destruction to be repaired at its own cost and expense (in excess of any insurance proceeds paid pursuant to such damage or destruction), and the monthly rent provided herein shall not be abated during the repair period as to any portion of the Premises.  The cost of any repairs required as the result of the negligence of Tenant shall be paid by Tenant.

10.4     In the event that the premises are damaged or destroyed by fire or other casualty, and the Premises shall be rendered untenantable either in whole or in part, Landlord shall have the option to repair the damage and destruction at its coat and expense (in excess of any insurance proceeds thereof), in which case the monthly rent provided hereunder shall not be abated during the repair period as to any portion of the Premises, including, without limitation, the portion rendered untenantable. Landlord may, however, in the event of any damage or destruction, and at Landlord’s election, terminate this Lease by giving Tenant written notice of Landlord’s election within sixty (60) days following the date of such damage or destruction, and in such event this Lease shall terminate on the data of such notice and rent shall be prorated as of the data of expiration of coverage under the business interruption insurance in place. The cost of any repairs required as a result of the negligence of Tenant shall be paid by Tenant. to the extent applicable, Tenant hereby waives  any provisions of the California civil coda with respect to any damage to, or destruction of, the Premises or the building in which the Premises are located, the rights of Tenant in the case of any such, case of any such damage or destruction being governed by the provisions of this Lease.

10.5      during the entire Term, Tenant, at its sold cost and expense, shall maintain business interruption insurance or loss of income insurance for a coverage period satisfactory to Landlord, but not less than six (6) months. Landlord shall be named in such policy as the irrevocable assignee of all proceeds of such policy.

11.  ASSIGNMENT AND  SUBLETTING

 Tenant shall not assign this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or permit any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent may be withheld in the sole discretion of Landlord. Consent by Landlord to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Consent to an assignment, subletting, occupation or use by another person shall not release the original named Tenant from liability for the continued performance of the terms and provisions on the part of Tenant to be kept and performed, unless Landlord specifically and in writing releases the original named Tenant from said liability. Any assignment or subletting without the prior written consent of Landlord shall be void and shall, at option of Landlord, terminate this Lease. Tenant may not assign this Lease, or any interest therein, by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

12.  DEFAULT

In the event of any breach of this Lease by Tenant the Landlord shall notify the Tenant in writing of such breach, and Tenant shall have ten (10) days in which to cure any such breach as to payments of rent or other sums due hereunder, and thirty (30) days to cure any other breach and if: Tenant shall fail to cure such breach or default within such time limit, then Landlord, besides other rights or remedies Landlord may have, shall have the immediate right of reentry and may remove all persons and property from the Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Should Landlord elect to raentar, as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law. Landlord may either terminate this Lease or may from time to time, without terminating this Lease, relet the Premises, or any part thereof, for such term or terms and at such rental or rentals and upon such other terns and conditions as Landlord in his sole discretion may deem advisable, with the right to make alterations and repairs to said premises. Upon such reletting: (a) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the cost and expenses of such reletting and of such alteration and repair, incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of such reletting up to but not beyond  Term, exceeds the amount agreed to be paid as rent for the demised premises for such period of such reletting or (b) At the option of Landlord, rents received by such Landlord from such reletting shall be applied as follows: First, to the payment of any indebtedness, other than rent, due hereunder from Tenant to Landlord; Second, to the payment of any costs and expenses of such reletting and of such alterations and repairs; Third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If Tenant has been credited with any rent to be received by such reletting under option (a), and such rent shall not be promptly paid to Landlord by:the new Tenant, or if such rentals received from reletting under option (b) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intantion be given to Tenant or unless the termination thereof be dacreed by a court of competent jurisdiction. Notwithstanding any re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time elect to terminate this Lease for any breach, in addition to any other remedies ha may have, Landlord may recover from Tenant all damages incurred by Landlord by reason of such breach, including the cost of recovering the premises, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term of this Lease over the than reasonable rental value of the premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

In addition to all other rights created herein upon any default under this Lease by Tenant, It is expressly agreed that: (a) a default under this Lease shall also constitute a default under all of the Other Leases (as defined below) entered into between Landlord and its related affiliates, on one hand, and Tenant, on the other hand, shall constitute a default in each and all of the Other Leases and allow Landlord to exercise all remedied provided in each of the Other Leases, and (b) a default under any or all of the Other Leases shall constitute a default under this Lease and shall allow Landlord to exercise all remedies provided for Tenant’s default under this Lease. The “Other Leases” ‘shall mean and refer to the following; (i) the Amended and Restated Lease Agreement, dated November 1, 1994, between Clairamont Royale and Tenant for the premises at 5219 Clairemont Masa Boulevard, San Diego, California; (ii) the Amended and Restated Lease Agreement, dated November 1, 1994, between Channel Islands Royale and Tenant for the premises at 1020 Bismark Way, oxnard, California; (iii) the Amended and Restated Lease Agreement, dated November 1, 1994, between Northridge Royale and Tenant for the premises at 17300 Roscoe Boulevard, Northridge, California; and (iv) the Amended and Restated Lease Agreement dated November 1, 1994, between Chatsworth Royale and Tenant for the premises at 20801 Devonshire Street, Chatsworth, California.

13.  FREE  FROM  LIENS

Tenant shall keep the3 Premises free from any liens arising out of any work performed, material furnished, or obligation incurred by Tenant.

14.  ABANDONMENT

Tenant shall not vacate or abandon the Premises at any time during the Term; and if Tenant shall abandon, vacate or surrender the Premises or be dispossessed by procase of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

15.  SIGNS; AUCTIONS

The Tenant may affix and maintain upon the exterior (including those parts of the interior visible from the exterior) of the building only such signs, advertising, placards, names, insignia, trademarks and descriptive material as shall have first received the written approval of the Landlord as to size, type, color, location, copy, nature and display qualities and which are in conformity with municipal ordinances. Anything to the contrary, in this Lease notwithstanding, Tenant shall not affix any sign to the roof of the building.

Tenant shall not conduct or permit to be conducted in, from or upon the Premises any sale by auction, whether such auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

16.  UTILITIES

Tenant shall pay before delinquency all charges for water, gas, heat, electricity, power, telephone service, trash, collection and all other services and utilities used in, open or about the Premises by Tenant during the Term. Landlord shall not be liable for any interruption in the provision of any such utility services to the Premises.

17.  ENTRY AND INSPECTION

Tenant shall permit Landlord and his agents to enter into and upon the premises at all reasonable times for the purpose of inspecting the same or for the purpose of performing any right of Landlord hereunder, or for the purpose of pasting notices of non-liability for alterations, additions or repairs, or for the purpose of placing upon the Premises any usual or ordinary “For Sale“ signs. Landlord shall be permitted to do any of the above without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Tenant shall permit Landlord, at any time within six (6) months prior to the expiration of this Lease, to place upon the Premises any usual or ordinary “For Lease“ signs and during such six (6) month period, Landlord or his agents may, during normal business hours, enter upon the Premises and exhibit same to prospective tenants.

l8.  INSOLVENCY OF TENANT

Tenant agrees that, in the event all or substantially all of its assets be placed in the hands of a receiver or trustee, and in the event such receivership or trusteeship continues for a period of ten (10) days, or should Tenant make an assignment for the benefit of creditors, or be adjudicated as bankrupt, or should Tenant institute any proceedings under any state or federal bankruptcy act wherein Tenant seeks to be adjudicated as bankrupt, or seeks to be discharged of its debts, or should any involuntary proceedings be filed against such Tenant under such bankrupt laws and Tenant consents thereto or acquiesces therein by pleading or default, then this Lease or any interest in and to the Premises shall not become an asset in any of such proceedings and in any of such events, and in addition to any and all rights or remedies of Landlord hereunder or as provided by law, it shall be lawful for Landlord at his option to declare the Term ended and to reenter the Premises and take possession thereof and remove all persons therefrom and Tenant shall have no further claim therein or hereunder.

19.  SURRENDER OF LEASE

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing sub-leases or sub-tenancies or may, at the option of Landlord, operate as an assignment to him of any or all of such sub-leases or sub-tenancies.

20.  HOLDING OVER

This Lease shall terminate at the end or the Term, provided it has not either been earlier terminated as contemplated in this. Upon termination of this Lease, whether by lapse of time, cancellation, forfeiture, or otherwise, Tenant shall immediately surrender possession of the premises and all buildings and improvements within which the same are located to Landlord in good and tenantable repair, reasonable wear and tear excepted. Tenant shall fully cooperate with Landlord in turning the Promises over to Landlord so as to assure to uninterrupted care to all residents of the Premises.

21.  PRESERVATION OF RESIDENTS’ RECORDS

Tenant shall preserve all resident records as required by applicable law and deliver them to Landlord on expiration, or sooner termination, of this Lease.

22.  RESIDENT CARE; CENSUS

Tenant shall take all steps appropriate to maintain a high level of quality resident care, and to pronote and maintain a high resident census at the Premises consistent with law and ethical standards governing the operation of residential care facilities for the elderly.

23.  FINANCIAL STATEMENT

Landlord and Tenant agree that, upon request by Landlord, Tenant will provide to Landlord, within ten (10) days of Landlord’s request, a copy of the current financial statement for the Premises (which shall include a current profit and loss statement and balance sheet).

24.  ATTORNEYS’ FEES

In the event the Landlord finds it necessary to retain an attorney in connection with the default by the Tenant in any of the agreements or covenants contained in this Lease, Tenant shall pay reasonable attorneys ‘fees and costs incurred by said attorney.

In the event of any litigation regarding this Lease, the prevailing party shall be entitled to recovery of expenses of litigation, including, without limitation, attorneys‘ fees, travel expenses, trial and appellate court costs and deposition and trial transcript expenses.

25.  NOTICES

Wherever in this Lease it shall be required or permitted that notice and demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and forwarded by registered or express mail, return receipt requested, addressed as follows:

TO LANDLORD	TO TENANT

Alhambra Royale	Pacifica Manor, Inc.
5150 Overland Avenue	11141 West Washington Boulevard
Culver City, California 90230	Culver City, California 90232
Attention: Warren Breslow	Attention: Jerry Agam
President

Either party may change such address by written notice by registered mail to the other.

26.  SUCCESSORS IN INTEREST

The covenants herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto.

27.  FORCE MAJEURE

If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted) , performance of such act shall be excused for the period of the delay and the period of such delay; provided, however, nothing in this Section contained shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder except as may be expressly provided elsewhere in this Lease.

28.  PARTIAL INVALIDITY

If any term, covenant, condition or provision of this Lease is held by a court of competant jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and affect and shall in no way be affected, impaired or invalidated thereof.

29.  MARGINAL CAPTIONS

The various headings and numbers herein and the grouping of the provisions of this Lease into separate Sections and Paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

30.  TIME

Time  is of the essence in the performance and interpretation of this Lease.

31.  SUBORDINATION, ATTORNMENT

This Lease and all rights of Tenant herein shall be subordinate to the lien of any mortgage, or deed of trust, to any bank, insurance company or other lending institution, now or hereafter in force against the land and building of which the Premises are a part, and upon any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute any writing required by Landlord or its lender(s) to evidence such subordination.

 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. The provisions of this Section to the contrary notwithstanding and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full Term.

Within ten (10) days after request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the Premises or the land thereunder by the Landlord, an offset statement shall be required from Tenant, Tenant agrees to deliver in recordable form a certificate addressed to any such proposed mortgagee or purchaser or to the Landlord certifying that this Lease is in full force and effect (if such be the case; and that there are no differences or offsets thereto or stating  those claimed by Tenant.

32.  BROKERAGE

Tenant shall be responsible for all brokerage fees, if any, resulting from this Lease, and Tenant agrees to indemnify and hold harmless Landlord from and against all such fees and costs.

33.  WARRANTIES

LANDLORD HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED NORDOES LANDLORD MAKE ANY HEREIN REGARDING THE CONDITION OF THE PREMISES OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, THE PREMISES’ FITNESS FOR ANY PARTICULAR USE OR OCCUPANCY. LANDLORD FURTHER HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS AND/OR WARRANTIES, BOTH EXPRESS AND IMPLIED IN LAW, WITH RESPECT TO THE CONDITION, HABITABILITY, OR SUITABILITY OF THE PREMISES, OR ANY PART THEREOF, FOR THE USE AMD PURPOSES PERMITTED HEREUNDER OR ANY OTHER PURPOSE, AND LANDLORD DOBS NOT REPRESENT OR WARRANT THAT THE PREMISES OR ANY PART THEREOF COMPLIES WITH ANY LAWS RELATING TO THE USES AND OCCUPANCY THEREOF. TENANT FULLY UNDERSTANDS THAT THERE MAY BE CERTAIN REPAIRS AND ALTERATIONS REQUIRED FOR THE CONTINUED LICENSING AND/OR CERTIFICATION OF THE PREMISES, AND TENANT SHALL BE FULLY RESPONSIBLE FOR THE COST OF AND FOR EFFECTUATING ANY AND ALL ALTERATIONS, REPAIRS AND REPLACEMENTS REQUIRED TO BE MADE FOR THE CONTINUED LICENSING AND CERTIFICATION OF THE PREMISES, AS WELL AS ALL ALTERATIONS AND REPLACEMENTS REQUIRED TO MAINTAIN AND PRESERVE THE PREMISES IN THE CONDITION CALLED FOR HEREIN. THE PARTIES HEREBY ACKNOWLEDGE THAT LANDLORD IS NOT RESPONSIBLE FOR, AND TENANT SHALL HOLD LANDLORD HARMLESS IN CONNECTION WITH, ANY SUCH REPAIRS, REPLACEMENTS, AND ALTERATIONS TO THE PREMISES FOR ANY REASON WHATSOEVER.

Initials of Tenant Jerry Agam

34.  RIGHT OF  FIRST  REFUSAL

In consideration of this Lease, Paragraph 2 of the Amendment to the Prior Lease, entitled “Option to Purchase,” is hereby expressly deleted and terminated upon the execution of this Lease; and, as a part thereof, Tenant Waives and relinguishes all rights and/or interest in the Premises created thereby. In place thereof, Landlord hereby grants to Tenant a right of first refusal as set forth in Subsection 34.1 immediately below.

34.1 During the Term of this Lease, in the event that Landlord shall decide to sell the Premises, Tenant shall have a right of first refusal to match the terms of any offer of a third party to purchase the Premises from Landlord, on the following terms and conditions;

 (a) Landlord shall deliver to Tenant a copy of a legitimate written offer of a third party (the “offer”) to whom the Landlord proposes to sell the Demised Premises; which Offer shall contain all basic deal points of such offer;

 (b) Tenant shall have fifteen (15) calender days after its receipt of the offer within which to exercise its right of first refusal; and shall exercise such right by delivery to the Landlord of a written notice of intent to exercise such right.

 (c) If Tenant exercises its right to purchase the Premises, it shall be upon the same terms, conditions and timing as set forth in the offer; and

 (d) If Tenant fails to exercise its right of first refusal within the time limit imposed above, Tenant’s right of first refusal shall be forever waived and terminated.

34.2 The parties acknowledge that, as part of the Prior Lease (as provided in Sections 21 and 29 of the Prior Lease), Tenant paid to Landlord a refundable “Option Payment” equal to One Hundred Seventy-Six Thousand Dollars ($176,000.00). In light of the termination of the “Option to Purchase,“ as provided in Section 34 of this Lease, the parties hereby agree to reallocate the option Payment, as follows:

(a) A portion of the Option Payment equal to Eighty-Eight Thousand Dollars ($88,000.00) shall be deemed the Option Payment for the “Option to Purchase,” for the term from the data of execution of the Prior Lease through October 31, 1994. This portion shall be deemed fully earned by Landlord, and shall not be subject to any refund, credit or offset.

        (b) The remaining portion of the option Payment, in the amount of Eighty-Eight Thousand Dollars ($88,000.00), effective upon the commencement of the Term of this Lease, shall be deemed to be a refundable security deposit (the “Security Deposit”) under this Lease, and not prepaid rent, Landlord shall not be required to keep the Security Deposit separate from Landlord’s other accounts and no trust relationship is created with respect to the Security Deposit. In no event shall the Security Deposit be in lieu of, constitute, or excuse Tenant from paying any portion of the monthly rent, additional rent, or of any other sums payable by Tenant under this Lease, at any time during the Term of this Lease. The application of the Security Deposit by Landlord shall in no way be a bar or defense to any action in unlawful detainer . for the recovery of the Premises or any other action which Landlord way at any time institute for the breach of this Lease, No interest shall accrue or be payable by Landlord on the Security Deposit. Landlord say, at Landlord’s option, apply all or any part of the Security Deposit to any unpaid monthly rent, additional rent, or any other sums due from Tenant under this Lease, or to cure any other defaults of Tenant hereunder. Upon expiration of the Term of this Lease, and provided Tenant is not then in default under this Lease, or no event has occurred which could give rise to a default with the giving of notice and/or the passage of time. Landlord, shall return that portion of the Security Deposit to Tenant which has not been so applied by Landlord, Should all or any portion of the Security Deposit be applied by Landlord, pursuant to this Section 34.2, . Tenant shall, upon the written demand of Landlord promptly remit to Landlord a sufficient amount of cash to replenish the Security Deposit to the amount of the Security Deposit immediately prior to such application, and Tenant’s failure to do so within five (5) days after receipt of such demand shall constitute a further material default and breach under this Lease.

        (c) As  a  further  part  hereof,  Tenant acknowledges that security deposits have been delivered by Tenant pursuant to each of the other Leases (as defined in Section 12 of this Lease), in addition of the Security Deposit herein. la the event that the Security Deposit herein has been depleted, then Landlord shall be expressly permitted and authorized, but not obligated, to apply funds from the security deposits of any or all of the Other Leases to replenish the Security Deposit under this Lease. Such application of security deposits from any of the Other Leases shall in no manner limit or waive Tenant’s obligation under this Lease to replenish the Security Deposit herein, and likewise shall further require Tenant to immediately replenish the security deposit(s) applied from any of the Other Leases. Upon the expiration of this Lease, if any of the security deposit(s) provided for in the other Leases are subject to the replenishment as provided in this Section 34 or said Other Lease, and further provided that Tenant would otherwise be entitled to the return of all or a portion of the Security Deposit, the Security Deposit herein shall be transferred to the Other Leases in the amount(s) necessary to replenish said security deposit(s), and only the balance of the Security Deposit after such transfer, if any, shall be returned to Tenant. Likewise, if one or more of the Other Leases shall expire, and the Security Deposit herein shall be subject to replenishment as provided above, any portion of the security deposit(s) for such Other Leases shall be transferred to the Security. Deposit herein to replenish same, and only the balance thereof, if any, shall be returned to Tenant. Tenant expressly agrees and acknowledges that any transfer of funds, between the Security Deposit and the security deposit(s) of any or all of the Other Leases pursuant to the provisions of this Section 34.2 (c) shall be deemed a good faith retention of such funds by Landlord. Tenant further’ acknowledges and agrees to waive any and all of the provisions of California Civil Code Section 1950.7, or successor provision, which shall in any manner conflict with this Section 34.2(c).

35. NOVATION

It is the intent of the parties hereto that a novation of the Prior Lease occur upon execution of this Lease, and that the Prior Lease shall be extinguished hereby, effective November 1, 1994.

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.

“LANDLORD”		“TENANT”

ALHAMBRA ROYALE,
a California limited partnership		/s/ Jerry Agam
Jerry Agam, an individual

By:	/s/ Warren Breslow	PACIFICA MANOR, INC.,
	Warren Breslow, as Trustee	A California corporation
of The Warren L. Breslow
Trust, a General Partner
		By	/s/ Jerry Agam
Jerry Agam, President.